UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2017

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission	03-0573898
(State or other jurisdiction of incorporation or organization)	File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

(918) 295-1415
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

ITEM 2.03          Creation of a Direct Financial Obligation

On April 3, 2017, Alliance Resource Partners, L.P.’s (the “Partnership”) wholly-owned subsidiary Alliance Resource Operating Partners, L.P. (the “Intermediate Partnership”) entered into Amendment No. 1 (the “Amendment”) to the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with certain banks and other lenders, including JPMorgan Chase Bank, N.A. as administrative agent (the "Administrative Agent"), for a revolving credit facility and term loan (the "Credit Facility").  The effectiveness of the Amendment is conditioned upon the completion of the Intermediate Partnership’s previously announced bond offering and repayment of the Intermediate Partnership’s outstanding $145 million 6.72% Series B Senior Notes Due June 26, 2018.  The Amendment, among other things, modifies the Credit Agreement as follows:

•	extends the maturity date for approximately $460.5 million in commitments to May 23, 2021,
•	eliminates the Cavalier and Senior Notes Conditions (as defined in the Credit Agreement),
•	lowers the fixed charge ratio required for distribution payments from 1.25 to 1.0 to 1.15 to 1.0,
•	raises the consolidated debt to consolidated cash flow ratio required under the maintenance financial covenants from 2.25 to 1.0 to 2.50 to 1.0,
•	eliminates the requirement that the Intermediate Partnership maintain a certain level of mineable coal reserves,
•	allows the Intermediate Partnership to repay its $145 million in Series B Notes prior to maturity,
•	further limits the Intermediate Partnership’s subsidiaries’ ability to incur unsecured debt directly as a borrower, and
•

permits the Intermediate Partnership in certain instances to require a lender to assign its position in the Credit Agreement to another eligible lender if such lender refuses to agree to an extension of the maturity of the revolving credit facility after the Intermediate Partnership so requests or refuses to approve a consent, amendment or waiver under the Credit Agreement that requires the approval of all lenders if such consent, amendment or waiver has been approved by lenders holding a majority of the lender commitments under the Credit Agreement.

A copy of Amendment No. 1 to the Fourth Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 8.01    Other Events

On April 7, 2017, the Partnership issued a press release to announce that the Intermediate Partnership and Alliance Resource Finance Corporation priced their private placement to eligible purchasers of $400.0 million aggregate principal amount of 7.5% senior notes due 2025 (the “Notes”).  The Notes priced at par and the settlement of the private placement is expected to occur on April 24, 2017, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Amendment No. 1 dated April 3, 2017 to the Fourth Amended and Restated Credit Agreement, dated as of January, 27, 2017, by and among Alliance Resource Operating Partners, L.P., as borrower, the initial lenders, initial issuing banks and swingline bank named therein, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. as joint lead arrangers, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and BOKF, NA DBA Bank of Oklahoma as joint bookrunners, Wells Fargo Bank, National Association, Citibank, N.A., and BOKF, NA DBA Bank of Oklahoma as syndication agents, and the other institutions named therein as documentation agents.

99.1	Press release dated April 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive Officer
and Director

Date: April 7, 2017